EXHIBIT 99.1

Velocity Express Reports $11.5 Million Improvement in Earnings and Completes Balance Sheet Restructuring Implementing a One-for-Five Reverse Stock Split

MINNEAPOLIS, MN, APRIL 25, 2002 - Velocity Express Corporation, (NASDAQ: VEXP), the largest nationwide network of customized, time-critical delivery solutions, today announced financial results for its third fiscal quarter, ended March 30, 2002, and the enactment of a one-for-five reverse stock split.

The Company showed an improvement of $11.5 million in earnings, as its net loss for the quarter was $180,000, compared to a net loss for the same quarter last fiscal year of $11.7 million (including a $4.4 million restructuring charge taken in the same quarter last fiscal year). EBITDA was $1.7 million, an improvement of $4.6 million over the same quarter last fiscal year.

According to Jeff Parell, Velocity's Chief Executive Officer, "The continued earnings improvement was a direct result of our substantial reduction in general and administrative expenses during the past year and the Company's focus on leveraging a variable cost model nationwide. With the completion of our balance sheet restructuring through the reverse stock split, the Company is now properly positioned to implement its aggressive growth strategy."

         A. Fiscal Third Quarter Results

                  a. Summary of Financial Results

                                                                   Three Months Ended                  Nine Months Ended
                                                           ---------------------------------  --------------------------
                                                              March 30,        March 31,         March 30,        March 31,
                                                                 2002             2001              2002             2001
                                                           ---------------  ---------------   ---------------  ----------
                                                                      (Amounts in thousands, except per share data)

Revenue                                                    $     81,539     $    112,214      $    261,742     $    365,024
Income (loss) from operations                                       612          (10,173)              231          (21,765)
EBITDA (a)                                                        1,720           (2,886)            4,864           (8,496)
Net income (loss) cash basis (b)                                    963           (4,229)            2,285          (12,942)
Net loss applicable to common shareholders GAAP basis (c)          (180)         (11,672)          (21,266)         (28,709)

Net income per common share (d) (e):
     Basic and diluted net loss per share - GAAP basis     $      (0.05)    $      (3.51)     $      (6.16)    $      (8.64)
     Basic net income (loss) per share - EBITDA basis              0.49            (0.87)             1.41            (2.56)
     Diluted net income (loss) per share - EBITDA basis            0.08            (0.87)             0.28            (2.56)
     Basic net income (loss) per share - cash basis                0.28            (1.27)             0.66            (3.90)
     Diluted net income (loss) per share - cash basis              0.05            (1.27)             0.13            (3.90)

------------------
(a)  EBITDA is defined as net income applicable to common shareholders plus interest and non- cash charges associated with depreciation and amortization, the valuation of the Company's redeemable preferred stock and preferred warrants, and charges associated with the granting of equity in lieu of cash for the performance of various services.


(b) Net income cash basis is defined as net income applicable to common shareholders plus non-cash charges associated with depreciation and amortization, the valuation of the Company's redeemable preferred stock and preferred warrants, and charges associated with the granting of equity in lieu of cash for the performance of various services.

(c) Net income GAAP basis is defined as net income applicable to common shareholders pursuant to U.S. Generally Accepted Accounting
     Principles (GAAP).

(d) Net income per common share is the applicable income measure divided by the weighted average common shares outstanding.

(e)  Per share information reflects one-for-five reverse stock split.

REVENUE for the quarter ended March 30, 2002 decreased $30.7 million to $81.5 million, as compared to the same period last fiscal year. This decrease consisted of $26.2 million, eliminated through consolidation or closing of unprofitable locations and exiting of low-margin business and $4.5 million from the divesting of the air courier non-core business operations. According to Mark Ties, Velocity's Chief Financial Officer, "The Company was adversely impacted by the soft economy in the months of January and February, however, sales in March were strong, as the Company improved its daily revenue by $1.5 million annually over February's trend."

COST OF SERVICE for the third fiscal quarter of 2002 was $62.3 million, a reduction of $28.2 million as compared to the same period last fiscal year. According to Mr. Ties, "Continued efficiencies were gained in insurance and vehicle related expenses as the Company expanded implementation of its variable cost model, using independent contractors and employee-owner operators. As a result, we achieved a 4.2 percentage point improvement in gross profit percentage over the same period last fiscal year, and a 0.8 percentage point increase over the second quarter of fiscal 2002."

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES for the fiscal third quarter of 2002 were $15.4 million, a reduction of $8.3 million as compared to the same period last fiscal year. The Company realized a year-over-year improvement of
2.2 percentage points as a percent of revenue. According to Mr. Ties, "The centralization of the back office functions, with one common platform, has allowed us to leverage our cost structure resulting in the year over year improvement. Through the implementation of additional technology initiatives currently underway, we believe further efficiency gains will continue to occur."

EBITDA AND CASH NET INCOME for the fiscal third quarter were $1.7 million and $1.0 million, increasing $4.6 million and $5.2 million, respectively, as compared to the same period last fiscal year. The Company considers EBITDA and cash net income important indicators of the operational strength and performance of its business, including the ability to provide cash flows to service debt and fund capital expenditures.

NET GAIN/LOSS APPLICABLE TO COMMON SHAREHOLDERS-GAAP BASIS
Net loss applicable to common shareholders was $180,000 for the quarter ended March 30, 2002 as compared with $11.7 million for the same period last fiscal year. According to Mr. Ties, "Now that our consolidation initiatives are completed we are properly positioned to leverage our cost structure, increase our efficiency, and improve our earnings as revenue is added."

ONE FOR FIVE REVERSE STOCK SPLIT
Effective 12:01 a.m., today, the Company implemented a one-for-five reverse stock split. The reverse stock split had previously been approved at a special meeting of the Company's shareholders held March 20, 2002. For the next twenty days the Company's common stock will trade under the symbol "VEXPD" to indicate that the stock has recently split. After such time the stock will again trade under the ticker symbol "VEXP".

As a result of the reverse stock split, each stockholder will own a reduced number of shares of common stock, but will hold the same percentage of the outstanding shares (subject to adjustments for fractional interests resulting from the reverse stock split) as such stockholder held prior to the reverse stock split. The number of shares of common stock that may be purchased upon the exercise of outstanding options, warrants, and through the conversion of preferred stock, will be adjusted appropriately to reflect the reverse stock split.

According to Jeff Parell, Velocity's Chief Executive Officer, "We have long felt that the reverse stock split would strengthen the marketability of the common stock of the Company by maintaining a share price that appeals to a broad range of investors, including large institutions. With the completion of this piece of our balance sheet restructuring and the continued improving financial results, we believe we have properly positioned the Company to maximize shareholder value going forward.

THE COMPANY'S EARNINGS CALL WILL TAKE PLACE ON APRIL 30, 2002, AT 8:00 A.M.
(CDT). INTERESTED PARTIES CAN CALL 800-310-6649, ACCESS CODE 795537. AN AUDIO REPLAY OF THE CALL CAN BE HEARD AT 1-888-203-1112, ACCESS CODE 795537. THE REPLAY WILL BE AVAILABLE FROM 1:00 P.M. (CDT) APRIL 30 THROUGH MAY 3, 2002.

                                     (MORE)


                                      VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       (Unaudited)
                                      (Amounts in thousands, except per share data)



                                                                   Three Months Ended                  Nine Months Ended
                                                           ---------------------------------  --------------------------
                                                              March 30,        March 31,         March 30,        March 31,
                                                                 2002             2001              2002             2001
                                                           ---------------  ---------------   ---------------  ----------

Revenue                                                    $     81,539     $    112,214      $    261,742     $    365,024
Cost of services                                                 62,296           90,473           203,407          291,443
                                                           ------------     ------------      ------------     ------------
     Gross profit                                                19,243           21,741            58,335           73,581
Operating expenses:
     Occupancy                                                    3,207            3,776            10,036           11,775
     Selling, general and administrative                         15,424           23,713            48,068           79,146
     Restructuring charge                                             -            4,425                 -            4,425
                                                           ------------     ------------      ------------     ------------
Total operating expenses                                         18,631           31,914            58,104           95,346
                                                           ------------     ------------      ------------     ------------
Income (loss) from operations                                       612          (10,173)              231          (21,765)
Other income (expense):
     Interest expense                                              (838)          (1,428)          (11,785)          (4,767)
     Common stock warrant charge                                      -                -            (1,020)               -
     Other                                                           46               59             1,186             (147)
                                                           ------------     ------------      ------------     -------------
Net loss                                                   $       (180)    $    (11,542)     $    (11,388)    $    (26,679)
                                                           =============    =============     =============    =============
Net loss applicable to common shareholders                 $       (180)    $    (11,672)     $    (21,266)    $    (28,709)
                                                           =============    =============     =============    =============
Basic and diluted net loss per share (a)                   $      (0.05)    $      (3.51)     $      (6.16)    $      (8.64)
                                                           =============    =============     =============    =============
Basic and diluted weighted average number of common
     shares outstanding (a)                                       3,483            3,329             3,450            3,321
                                                           ============     ============      ============     ============

-----------
(a)     Share and per share information reflect one-for-five reverse stock split


                                     (More)

                                      VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES
                                               Consolidated Balance Sheets
                                         (Amounts in thousands, except par value)

                                                                                       March 30,         June 30,
                                                                                           2002             2001
                                                                                    ---------------  -----------
                                                                                      (unaudited)

                                      ASSETS

Current assets:
     Cash                                                                           $      3,523     $      2,932
     Accounts receivable, net                                                             41,753           47,752
     Accounts receivable - other                                                           1,677            1,700
     Prepaid workers' compensation                                                        11,805           13,024
     Other prepaid expenses                                                                1,534            1,735
     Other current assets                                                                    205              241
                                                                                    ------------     ------------
         Total current assets                                                             60,497           67,384

Property and equipment, net                                                                9,553            8,842

Goodwill, net                                                                             42,830           80,468
Notes receivable                                                                               -              182
Other assets                                                                               2,550            1,499
                                                                                    ------------     ------------
Total assets                                                                        $    115,430     $    158,375
                                                                                    ============     ============

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Trade accounts payable                                                         $     22,418     $     32,600
     Accrued insurance and claims                                                          8,101            9,601
     Accrued wages and benefits                                                            4,003            5,095
     Accrued legal and claims                                                              4,599            5,957
     Other accrued liabilities                                                             4,807           16,913
     Current portion of long-term debt                                                         7               27
                                                                                    ------------     ------------
         Total current liabilities                                                        43,935           70,193

Long-term debt, less current portion                                                      37,563           61,242
Accrued insurance and claims                                                              10,200           23,111

Redeemable preferred stock (a)                                                                 -           35,421

Shareholders' equity:
     Preferred stock, $0.004 par value, 50,000 shares authorized at March 30, 2002
         Series B Convertible Preferred, 2,807 shares issued and outstanding              24,304                -
         Series C Convertible Preferred, 2,000 shares issued and outstanding              13,600                -
         Series C Warrants, 825 warrants outstanding                                       4,100                -
         Series D Convertible Preferred, 1,893 shares issued and outstanding              11,308                -
         Series D Warrants, 217 warrants outstanding                                       3,500                -
         Series F Convertible Preferred, 1,068 shares issued and outstanding              11,528                -

     Common stock, $0.004 par value, 150,000 shares authorized 3,503 and 3,429 shares issued and outstanding at
       March 30, 2002 and June 30, 2001, respectively (b)                                     14               14
     Stock subscription receivable                                                           (43)               -
     Additional paid-in-capital                                                           56,229           47,867
     Accumulated deficit                                                                (100,675)         (79,409)
     Foreign currency translation                                                           (133)             (64)
                                                                                    -------------    -------------
         Total shareholders' equity                                                       23,732          (31,592)
                                                                                    ------------     -------------
         Total liabilities and shareholders' equity                                 $    115,430     $    158,375
                                                                                    ============     ============
-------------


(a) Until December 2001, proceeds received by the Company through the issuances of preferred stock were classified as mezzanine debt in accordance with GAAP, due to the cash redemption and change of control features these instruments carried.
(b)      Share information reflects one-for-five reverse stock split.



Velocity Express is the largest nationwide network of customized, time-critical delivery solutions in North America. Velocity is a fully insured Company, providing scheduled, distribution, and targeted on-demand services. Velocity's services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation systems. The Company makes over 150,000 deliveries each day, with a 98% on-time performance record, serving blue chip companies such as Bank of America, Sun Microsystems and Cardinal Health. Velocity is led by a seasoned management team of transportation and logistics professionals and backed by active investors and strategic partners such as TH Lee Putnam Ventures, MCG Global and East River Ventures.

This release contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should carefully review the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.